SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Rule 14a-12

RESOLUTE ENERGY CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on the table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0–11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

February 12, 2018

To my Resolute colleagues,

As you may be aware, today we filed a Form 8-K acknowledging a public filing made by Monarch Alternative Capital LP (“Monarch”), a Resolute stockholder, notifying the Company that it has nominated three individuals, including two Monarch employees, to stand for election to Resolute’s Board of Directors at the 2018 annual meeting of stockholders.

Monarch recently announced that it owns approximately 9.75% of Resolute’s stock. While it is the Company’s policy not to comment on specific discussions with stockholders, it is important to note that over the last few weeks, members of Resolute’s senior management team have held multiple discussions with many of our stockholders, including Monarch, to better understand their views. We appreciate the opinions of stockholders and are always open to discussing their ideas regarding the Company’s strategy and progress.

I want to emphasize that it remains business as usual at Resolute. I am incredibly proud of all we accomplished in 2017 and the success we are already achieving in 2018. Thanks to your hard work, we have successfully completed our transformation into a pure play Delaware Basin operator with some of the industry’s most productive Permian acreage. Our Board and management team have the experience, skills and judgment to effectively address the evolving needs of the Company and represent the best interests of all stockholders. I am counting on you to remain focused on your day-to-day responsibilities so that we can continue to build on our past successes.

As for next steps, the Resolute Board will present its formal recommendation regarding director nominations in the Company’s definitive proxy statement and White proxy card to be filed with the Securities and Exchange Commission. We will keep you updated as notable developments occur.

As always, it is important for us to speak with one voice. Please refer any inquiries from the media, analysts or investors to HB Juengling, Vice President - Investor Relations at extension 1555.

Thank you for your continued dedication to Resolute.

Rick

Additional Information and Where to Find It

Resolute, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at Resolute’s 2018 annual meeting of stockholders. Resolute intends to file a proxy statement and White proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from Company stockholders. RESOLUTE STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the ownership of Resolute’s directors and executive officers in Resolute stock and other securities is included in SEC filings on Forms 3, 4, and 5, which can be found through Resolute’s website (www.resoluteenergy.com) in the section “Investors” or through the SEC’s website at www.sec.gov. Information can also be found in Resolute’s other SEC filings, including Resolute’s Annual Report on Form 10-K and Resolute’s Quarterly Reports on Form 10-Q. More detailed and updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with Resolute’s 2018 annual meeting of stockholders. Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by Resolute with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge on Resolute’s website at www.resoluteenergy.com.